UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 1, 2005, following approval by BioMarin Pharmaceutical Inc’s (the “Registrant”) Compensation Committee and full Board of Directors (the “Board”) on November 28, 2005, the Registrant entered into the BioMarin Pharmaceutical Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows members of management, other highly compensated employees and members of the Board to make voluntary deferrals of the compensation that they would otherwise be paid by the Registrant to specified future dates, retirement or death. Participants are permitted to defer up to 100% of salary and up to 100% of annual cash bonus, subject to limitations to allow the Registrant to make necessary withholding payments. The Registrant may not make additional direct contributions to the Deferred Compensation Plan on behalf of the participants, without further action by the Board. Participants have an unsecured contractual commitment by the Registrant to pay the amounts that become due under the Deferred Compensation Plan. Deferred compensation is held in trust and invested based on participant direction as allowed by the Deferred Compensation Plan.

The Deferred Compensation Plan is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit 10.1	–	BioMarin Pharmaceutical Inc. Nonqualified Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation (Registrant)

Date: December 2, 2005	By:	/s/ G. Eric Davis
G. Eric Davis
Vice President, Corporate Counsel

EXHIBIT INDEX

Exhibit 10.1	–	BioMarin Pharmaceutical Inc. Nonqualified Deferred Compensation Plan